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                Opinion of Atlas, Pearlman, Trop & Borkson, P.A.
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                      ATLAS, PEARLMAN, TROP & BORKSON, P.A.
                                Attorneys At Law
                                New River Center
                           200 East Las Olas Boulevard
                         Fort Lauderdale, Florida 33301
                            Telephone (954) 763-1200
                              Miami (305) 940-7847
                         West Palm Beach (407) 737-2627
                             Facsimile (954)766-7800

                                                      September 22, 1997

Workforce Systems Corp.
1410 SW 8 Street
Pompano Beach, FL  33309

            Re:   Registration Statement on Form S-8

Gentlemen:

            This opinion is submitted pursuant to applicable rule of the Securities and Exchange Commission with respect to the registration by Workforce Systems Corp.(the "Company") of 90,900 shares of Common Stock, par value $.001 per share (the "Common Stock") issued pursuant to that certain Amended and Restated Consulting and Acquisition Management Agreement between the Company and Manny J. Shulman and Shulman & Associates, Inc. Members of this firm are the owners of an aggregate of 7,488 shares of the Company's Common Stock.

            In our capacity as counsel to the Company, we have examined the original, certified, conformed, photostat or other copies of the compensation agreements, the Company's Certificate of Incorporation, By-Laws and corporate minutes provided to us by the Company. In all such examinations, we have assumed the genuineness of all signatures on original documents, and the conformity to originals or certified documents of all copies submitted to us as conformed, photostat or other copies. In passing upon certain corporate records and documents of the Company, we have necessarily assumed the correctness and completeness of the statements made or included therein by the Company and we express no opinion thereon.

            Based upon and in reliance of the foregoing, we are of the opinion that the Common Stock, when issued in accordance with the terms of the compensation agreement will be validly issued, fully paid and non-assessable.

            We hereby consent to the use of this opinion in the Registration Statement on Form S-8 to be filed with the Commission.

                                       Very truly yours,

                                       ATLAS, PEARLMAN, TROP & BORKSON,  P.A.

                                       s/s Atlas, Pearlman, Trop & Borkson, P.A.